UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2014 (August 11, 2014)

PLX TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25699	94-3008334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 W. Trimble Road, San Jose, California	95131
(Address of principal executive offices)	(Zip Code)

(408) 435-7400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, on June 23, 2014, PLX Technology, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Avago Technologies Wireless (U.S.A.) Manufacturing Inc. (“Parent”), a Delaware corporation, and Pluto Merger Sub, Inc. (the “Purchaser”), a Delaware corporation and a wholly owned subsidiary of Parent. Pursuant to the Merger Agreement, on July 8, 2014, Purchaser commenced an offer to purchase all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”) of the Company at a price of $6.50 per Share (the “Offer Price”), in cash, without interest, subject to any withholding of taxes required by applicable law, upon the terms and subject to the conditions set forth in the offer to purchase, dated July 8, 2014 (as amended and supplemented, the “Offer to Purchase”), and in the related letter of transmittal (as amended and supplemented, the “Letter of Transmittal”), which Offer to Purchase and Letter of Transmittal collectively constituted the “Offer”.

The Offer expired as scheduled at 12:00 midnight, New York City time, on August 11, 2014 (one minute after 11:59 P.M., New York City time, on August 11, 2014) (the “Expiration Date”) and was not extended. Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), advised Parent and the Purchaser that, as of the Expiration Date, a total of 40,993,851 Shares had been validly tendered and not properly withdrawn from the Offer, which tendered Shares represented approximately 80.3% of the Shares outstanding on a fully diluted basis (as defined in the Merger Agreement). All conditions to the Offer having been satisfied (or waived), Purchaser accepted for payment all such Shares validly tendered and not properly withdrawn prior to the Expiration Date (the time at which such acceptance was made, the “Acceptance Time”), and payment for such Shares is being made to the Depositary, which will act as the paying agent for tendering Company stockholders for the purpose of receiving payments for tendered Shares and transmitting such payments to tendering Company stockholders whose Shares have been accepted for payment, in accordance with the terms of the Offer.

Following consummation of the Offer, the remaining conditions to the merger of Purchaser with and into the Company (the “Merger”) set forth in the Merger Agreement were satisfied, and on August 12, 2014, Parent completed its acquisition of the Company by consummating the Merger, without a meeting of stockholders of the Company in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (“Delaware Law”), with the Company continuing as the surviving corporation (the “Surviving Corporation”). At the effective time of the Merger (the “Effective Time”), each Share then outstanding was converted into the right to receive cash in an amount equal to the Offer Price, without interest, subject to any withholding of taxes required by applicable law (other than Shares (i) then-owned by Parent or any of its direct or indirect wholly-owned subsidiaries, including the Purchaser, or held in treasury by the Company, which were cancelled and no payment made with respect thereto, (ii) then-owned by wholly-owned subsidiaries of the Company, each of which were converted into one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation or (iii) held by any Company stockholder who is entitled to demand and properly has demanded appraisal for such Shares in accordance and full compliance with Section 262 of Delaware Law (unless such stockholder fails to perfect, withdraws, waives or loses the right to appraisal)). As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent.

Following the consummation of the Offer and immediately prior to the Effective Time, each outstanding and unexercised option to purchase Shares (each, a “Company Option”) granted under any equity plan of the Company (each, a “Company Stock Plan”) was cancelled and each former holder of any such cancelled Company Option became entitled to receive from the Company a payment in cash (subject to all applicable withholding or other taxes required by applicable law) of an amount equal to the product of (i) the total number of Shares (whether vested or unvested) subject to such Company Option immediately prior to such cancellation and (ii) the excess, if any, of the Offer Price over the exercise price per Share subject to such Company Option immediately prior to such cancellation (such amounts payable, the “Option Payments”), except that the Option Payments with respect to the unvested Company Options held by certain senior executives of the Company remained subject to the applicable retention agreement entered into between the Company and such executive on June 22, 2014.

Following the consummation of the Offer and immediately prior to the Effective Time, each restricted stock unit representing a right to receive a Share (each, a “Company RSU”) granted under a Company Stock Plan that was outstanding immediately prior to the Effective Time was cancelled and, in exchange therefor, the former holder of such cancelled Company RSUs became entitled to receive, in consideration therefor, a payment in cash (subject to all applicable withholding or other taxes required by applicable law) of an amount equal to the product of (i) the total number of Shares subject to such Company RSU immediately prior to such cancellation and (ii) the Offer Price (such amounts payable, the “RSU Payments”). One-half of the RSU Payments, without interest, will be paid to the holder on the first anniversary of the closing of the Merger, and the remaining RSU Payments, without interest, will be paid to the holder on the second anniversary of the closing of the Merger, in each case subject to the holder’s continued employment with the Company following the Merger. If the holder’s employment with the Company is terminated without cause or due to such holder’s death or permanent disability (each, a “Qualifying Termination”), the remaining unpaid portion of the RSU Payments will be paid to the holder on the first payroll date following such Qualifying Termination.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 23, 2014 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, the Company repaid all outstanding obligations under the Loan and Security Agreement, dated as of September 30, 2011 (together with all amendments and ancillary and/or related documents thereto, the “Loan and Security Agreement”), between Silicon Valley Bank and the Company. In connection therewith, the Company and its subsidiaries delivered all notices and took all other actions to facilitate and cause the termination of the Loan and Security Agreement, the repayment in full of all obligations then outstanding thereunder and the release of any security interests in connection therewith, effective as of August 12, 2014.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure under the Introductory Note and Item 3.01 is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 12, 2014, the Company (i) notified the NASDAQ Stock Market LLC (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ (x) halt trading in the Shares for August 12, 2014 and suspend trading of the Shares effective August 13, 2014 and (y) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Shares.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure under the Introductory Note, Item 3.01 and Item 5.03 is incorporated herein by reference.

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Item 5.01 Changes in Control of Registrant.

The disclosure under the Introductory Note and Item 3.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, Michael J. Salameh, John H. Hart, Patrick Verderico, Ralph H. Schmitt, David K. Raun, Martin Colombatto, Stephen Domenik and Eric Singer each ceased to be directors of the Company and members of any committee of the Company’s Board of Directors. At the Effective Time, David K. Raun, Arthur Whipple, Gene Schaeffer, Michael Grubisich and Vijay Meduri each ceased to be officers of the Company.

Pursuant to the Merger Agreement, at the Effective Time, the directors of the Purchaser immediately prior to the Effective Time became the directors of the Surviving Corporation. Upon consummation of the Merger, Hock E. Tan was elected President and Chief Executive Officer and Anthony E. Maslowski was elected Vice President, Chief Financial Officer and Secretary of the Surviving Corporation.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation was amended and restated in its entirety as set forth in Exhibit B to the Merger Agreement. A copy of the Company’s Third Amended and Restated Certificate of Incorporation is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s bylaws were amended and restated in their entirety as set forth in Exhibit C to the Merger Agreement. A copy of the Company’s amended and restated bylaws is included as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Third Amended and Restated Certificate of Incorporation of PLX Technology, Inc.*

3.2	Second Amended and Restated Bylaws of PLX Technology, Inc.*

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLX TECHNOLOGY, INC.

By:	/s/ Anthony E. Maslowski
Name:	Anthony E. Maslowski
Title:	Vice President, Chief Financial Officer and Secretary

Date: August 12, 2014

EXHIBIT INDEX

Exhibit Number	Description

3.1	Third Amended and Restated Certificate of Incorporation of PLX Technology, Inc.*

3.2	Second Amended and Restated Bylaws of PLX Technology, Inc.*

*	Filed herewith.